CONSENT OF QUALIFIED PERSON

VIA SEDAR

British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:

Tanzanian Royalty Exploration Corporation (the “Company”)

Short Form Prospectus dated August 10, 2011 (the “Prospectus”)

Registration Statement on Form F-10

This letter is being filed as the consent of the undersigned to being named in the Prospectus and to the use of and inclusion of reference in the Prospectus to the technical report entitled the “National Instrument 43-101 Technical Report on Tanzanian Royalty Exploration Corporation’s Buckreef Gold Project in Tanzania by Venmyn Rand (Pty) Limited” dated June 30, 2011 (the “Technical Report”). I also consent to any extracts from or a summary of the Technical Report in the Prospectus or included by reference in the Prospectus of the Company.

I, Fiona Harper, hereby confirm that I have read the Prospectus and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus that are: (a) derived from the Technical Report; or (b) within my knowledge as a result of the services I performed in connection with the Technical Report.

I consent to the public filing of the Technical Report and to extracts from and summaries from the Technical Report being included in the Prospectus as filed. I certify that I have read the Prospectus being filed by the Company and that it fairly and accurately represents the information in the sections of the Technical Report for which I am responsible.

In addition, on behalf of Venmyn Rand (Pty) Limited, I hereby consent to the use of Venmyn Rand (Pty) Limited’s name in Tanzanian Royalty Exploration Corporation’s registration statement on Form F-10, and any amendments thereto filed under the Securities Act of 1933, as amended (the “Registration Statement”), to the inclusion and incorporation by reference in the Registration Statement of information derived from the Technical Report.

Dated this 10 day of August, 2011.

       /s/ Fiona Harper

Fiona Harper